UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2014

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2014., Quad/Graphics, Inc. (the “Company”) completed its previously announced $1.9 billion debt financing arrangements, which included the refinancing and expansion of its existing revolving credit facility, Term Loan A and Term Loan B with a $1.6 billion senior secured credit facility (the “Senior Secured Credit Facility”) and a private high-yield bond offering of $300 million aggregate principal amount of its unsecured 7.0% senior notes due May 1, 2022 (the “Senior Unsecured Notes”) in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Secured Credit Facility and Senior Unsecured Notes were entered into to extend and stagger the Company’s debt maturity profile, further diversify its capital structure and provide more borrowing capacity to better position the Company to execute on its strategic goals. The proceeds from the Senior Secured Credit Facility and Senior Unsecured Notes have or will be used to: (1) repay the Company’s existing revolving credit facility, Term Loan A, Term Loan B and the international term loan, (2) fund the previously announced acquisition of Brown Printing Company and (3) for general corporate purposes.

Senior Secured Credit Facility

The Senior Secured Credit Facility consists of three different loan facilities. The first facility is a revolving credit facility in the amount of $850.0 million with a term of five years maturing on April 27, 2019. The second facility is a Term Loan A in the aggregate amount of $450.0 million with a term of five years maturing on April 27, 2019, subject to certain required amortization. The third facility is a Term Loan B in the amount of $300.0 million with a term of seven years maturing on April 27, 2021, subject to certain required amortization. The Senior Secured Credit Facility also includes a $350.0 million expansion option pursuant to which the Company may elect to increase the revolving commitments or enter into incremental term loans under certain circumstances. At any time when the Company’s total leverage (as defined in the Senior Secured Credit Facility) is 3.00 to 1.00 or greater, the Company is obligated to prepay the two term loan facilities from the net proceeds of asset sales, casualty losses, and certain secured indebtedness for borrowed money, or from a portion of its excess cash flow, subject to certain exceptions.

Borrowings under the revolving credit facility and Term Loan A loans made under the Senior Secured Credit Facility will initially bear interest at 2.00% in excess of reserve adjusted London Interbank Offered Rate ("LIBOR"), or 1.00% in excess of an alternate base rate, and Term Loan B loans will bear interest at 3.25% in excess of reserve adjusted LIBOR, with a LIBOR floor of 1.00%, or 2.25% in excess of an alternative base rate at the Company's option. The Company will also pay a commitment fee at the initial rate of 0.35% per annum. The Company is also obligated to pay certain fees and expenses to the lenders.

The Senior Secured Credit Facility is secured by substantially all of the unencumbered assets of the Company and the guarantors, and is guaranteed by all of the current domestic subsidiaries of the Company. The Senior Secured Credit Facility also requires the Company to provide additional collateral to the lenders in certain limited circumstances.

This Senior Secured Credit Facility subjects the Company to certain quarterly financial covenants and also includes certain limitations on acquisitions, indebtedness, liens, dividends and repurchases of capital stock. If the Company's total leverage ratio is greater than 3.00 to 1.00 (as defined in the Senior Secured Credit Facility), the Company is prohibited from making greater than $120.0 million of annual dividend payments, capital stock repurchases and certain other payments. If the total leverage ratio is less than 3.00 to 1.00, there are no such restrictions. If the Company's senior secured leverage ratio is greater than 3.00 to 1.00 or the Company's total leverage ratio is greater than 3.50 to 1.00 (these ratios as defined in the Senior Secured Credit Facility), the Company is prohibited from voluntarily prepaying any of the Senior Unsecured Notes and from voluntarily prepaying any other unsecured or subordinated indebtedness, with certain exceptions (including any mandatory prepayments on the Senior Unsecured Notes or any other unsecured or subordinated debt). If the senior secured leverage ratio is less than 3.00 to 1.00 and the total leverage ratio is less than 3.50 to 1.00, there are no such restrictions.

The quarterly financial covenants are as follows (all financial terms, numbers and ratios are as defined in the Senior Secured Credit Facility):

•
On a rolling twelve-month basis, the total leverage ratio, defined as total consolidated debt (less certain unrestricted domestic cash) to consolidated EBITDA, shall not exceed 3.75 to 1.00. In the previous $1.5 billion debt financing agreement, the total leverage ratio was 3.50 to 1.00.

•
On a rolling twelve-month basis, the senior secured leverage ratio, defined as senior secured debt to consolidated EBITDA, shall not exceed 3.50 to 1.00. This covenant was not in the previous $1.5 billion debt financing agreement.

•
On a rolling twelve-month basis, the minimum interest coverage ratio, defined as consolidated EBITDA to consolidated cash interest expense, shall not be less than 3.50 to 1.00. This covenant is unchanged from the $1.5 billion debt financing agreement.

•
Consolidated net worth of at least $793.8 million plus 40% of positive consolidated net income cumulatively for each year. This covenant is basically the same as it was in the previous $1.5 billion debt financing agreement.

The Company may from time to time enter into arm’s length transactions and maintain customary banking and investment banking relationships with one or more of the lenders who are party to the Senior Secured Credit Facility.

The foregoing description of the Senior Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Secured Credit Facility, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein.

Indenture and Senior Unsecured Notes

The Company received approximately $294.8 million in net proceeds from the sale of the Senior Unsecured Notes, after deducting the initial purchasers’ discounts and commissions.

The Senior Unsecured Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 28, 2014, among the Company, the subsidiary guarantors of the Company named therein and U.S. Bank National Association, as trustee. The Company will pay 7.0% interest per annum on the outstanding principal amount of the Senior Unsecured Notes, payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing on November 1, 2014. The Senior Unsecured Notes will mature on May 1, 2022.

The Senior Unsecured Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt. The Company’s obligations under the Senior Unsecured Notes and the Indenture are unconditionally guaranteed, on a joint and several basis, by all of the current domestic subsidiaries of the Company (and will be guaranteed by all of the Company’s future domestic subsidiaries that from time to time is a borrower or guarantees obligations under the Senior Secured Credit Facility or that guarantees certain of the Company’s other indebtedness or indebtedness of the Company’s restricted subsidiaries, with certain exceptions).

At any time prior to maturity, the Company may redeem some or all of the Senior Unsecured Notes at a redemption price equal to the greater of 100% of the principal amount redeemed and a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest to, but not including, the redemption date. In addition, at any time prior to May 1, 2017, the Company may redeem up to 35% of the aggregate outstanding principal amount of the Senior Unsecured Notes at a redemption price equal to 107.0% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, with the net proceeds of certain equity offerings by the Company.

Subject to certain exceptions, upon the occurrence of both a Change of Control and a Rating Decline (as defined in the Indenture), the Company will be required to make an offer to purchase the Senior Unsecured Notes at a price in cash equal to 101% of the principal amount of the Senior Unsecured Notes tendered, plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture contains various covenants, including, but not limited to, covenants that, subject to certain exceptions, limit the Company’s and its restricted subsidiaries’ ability to: incur and/or guarantee additional debt; pay dividends, repurchase stock or make certain other restricted payments; enter into agreements limiting dividends and certain other restricted payments; prepay, redeem or repurchase subordinated debt; grant liens on assets; enter into sale and leaseback transactions; merge, consolidate or transfer or dispose of substantially all of the Company’s consolidated assets; sell, transfer or otherwise dispose of property and assets; and engage in transactions with affiliates.

The Indenture provides for customary events of default. If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Unsecured Notes may declare the principal of, and any accrued interest on, the Senior Unsecured Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein.

Registration Rights Agreement

In connection with the issuance of the Senior Unsecured Notes, the Company, the subsidiary guarantors of the Company named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein, entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed (i) to use its commercially reasonable efforts to consummate an exchange offer (for the exchange of the Senior Unsecured Notes for substantially similar notes that are publicly registered) within 366 days after the issuance of the Senior Unsecured Notes or (ii) if required, to have a shelf registration statement declared effective with respect to resales of the Senior Unsecured Notes. If the Company fails to satisfy its obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Senior Unsecured Notes, under certain circumstances, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the default. The rate of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum rate of additional interest of 1.0% per annum.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K, other than the information under the heading “Registration Rights Agreement,” is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 28, 2014, the Company announced the closing of the Senior Secured Credit Facility and the private high-yield bond offering of the Senior Unsecured Notes. A copy of the press release announcing the closings is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

In accordance with general Instruction B.2 of Form 8-K, the information in this Item 7.01 and the related press release attached to this Current Report on Form 8-K are furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibit is being filed herewith:

(4.1)
Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among Quad/Graphics, Inc., as the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and U.S. Bank National Association, as Co-Syndication Agents, PNC Bank, National Association and SunTrust Bank, as Co-Documentation Agents, and BMO Harris Bank N.A., Fifth Third Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Managing Agents.

(4.2)	Indenture, dated as of April 28, 2014, among Quad/Graphics, Inc., the subsidiary guarantors of Quad/Graphics, Inc. set forth therein and U.S. Bank National Association, as trustee.

(4.3)
Registration Rights Agreement, dated as of April 28, 2014, among Quad/Graphics, Inc., the subsidiary guarantors of Quad/Graphics, Inc. set forth therein and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers named therein.

(99.1)	Press Release of Quad/Graphics, Inc., dated April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	May 2, 2014	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 28, 2014

Exhibit Number

(4.1)
Second Amended and Restated Credit Agreement, dated as of April 28, 2014, by and among Quad/Graphics, Inc., as the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and U.S. Bank National Association, as Co-Syndication Agents, PNC Bank, National Association and SunTrust Bank, as Co-Documentation Agents, and BMO Harris Bank N.A., Fifth Third Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Managing Agents.

(4.2)	Indenture, dated as of April 28, 2014, among Quad/Graphics, Inc., the subsidiary guarantors of Quad/Graphics, Inc. set forth therein and U.S. Bank National Association, as trustee.

(4.3)
Registration Rights Agreement, dated as of April 28, 2014, among Quad/Graphics, Inc., the subsidiary guarantors of Quad/Graphics, Inc. set forth therein and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers named therein.

(99.1)	Press Release of Quad/Graphics, Inc., dated April 28, 2014.